Exhibit 10.1

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT (this “Agreement”) is made as of February 18, 2009 by and between (i) ASSET INVESTORS OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“AIOP” or “Borrower”), whose address is 29399 U.S. Highway 19N., Suite 320, Clearwater, FL 33761, and (ii) GCP CAPITAL II, LLC, a Delaware limited liability company (“Lender”), whose address is c/o Green Courte Partners, LLC, 560 Oakwood Avenue, Suite 100, Lake Forest, IL 60045.

R E C I T A L S:

A. AIOP is a Subsidiary of American Land Lease, Inc., a Delaware corporation (“ANL” or “Guarantor”).

B. ANL, AIOP, GCP REIT II, a Maryland real estate investment trust, and GCP Sunshine Acquisition Inc., a Delaware corporation and Affiliate of Lender (“GCP Acquisitions”), are parties to that certain Agreement and Plan of Merger, dated as of December 9, 2008, as amended (the “Merger Agreement”). On or about the date hereof, GCP Acquisitions has completed and closed on the tender offer contemplated under the Merger Agreement, such that ANL is a Subsidiary of GCP Acquisitions. As of the date hereof, the merger of ANL and GCP Acquisitions as contemplated under the Merger Agreement (the “Merger”) has not been consummated.

C. Borrower desires to borrow funds and obtain other financial accommodations from Lender.

D. Pursuant to Borrower’s request, Lender is willing to extend such financial accommodations to Borrower under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, Borrower agrees to borrow from Lender, and Lender agrees to lend to Borrower, subject to and upon the following terms and conditions:

A G R E E M E N T S:

SECTION 1: DEFINITIONS.

1.1 Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Affiliate” of any Person shall mean (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person, and (c) with respect to Lender, any entity administered or managed by Lender, or an Affiliate or investment advisor thereof. A Person shall be deemed to be

“controlled by” any other Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract, ownership of voting securities, membership interests or otherwise.

“Aggregate Revolving Loan Advance Limit” shall mean Twenty Million and 00/100 Dollars ($20,000,000.00).

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.

“Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person, as lessee, that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the financial statements of such Person prepared in accordance with GAAP.

“Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Cash Equivalent Investment” shall mean, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) any repurchase agreement entered into with Lender, or other commercial banking institution of the nature referred to in clause (c), which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above, and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of a commercial banking institution, thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by Lender.

“Change in Control” shall mean the occurrence of any one or more of the following events: (a) GCP REIT II shall cease to own, directly or indirectly, a majority of the outstanding Capital Securities of ANL (excluding any preferred stock of ANL); (b) ANL shall cease to own and control, directly or indirectly, substantially all of each class of the outstanding Capital Securities of AIOP; or (c) ANL and/or AIOP shall cease to be controlled, directly or indirectly, by GCP REIT II. For the purpose hereof, the terms “control” or “controlling” shall mean the possession of the power to direct, or cause the direction of, the management and policies of Borrower by contract or voting of securities or ownership interests.

“Collateral” shall mean any property, interests, rights, assets or other collateral (or rights therein) which is now or hereafter pledged, mortgaged, assigned, hypothecated or otherwise conditionally or unconditionally granted to Lender to secure the Obligations.

“Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of Borrower and all such obligations and liabilities of Borrower incurred pursuant to any agreement, undertaking or arrangement by which Borrower: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Debt” shall mean, as to any Person, without duplication, (a) all indebtedness of such Person; (b) all borrowed money of such Person (including principal, interest, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (c) all obligations to pay the deferred purchase price of property or services; (d) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person, and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations; (e) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination); (f) the aggregate amount of all obligations of such Person under Capital Leases; (g) all Contingent Liabilities of such Person, whether or not reflected on its balance sheet; (h) all Debt of any partnership of which such Person is a general partner; and (i) all monetary obligations of such Person under (x) a so-called synthetic, off-balance sheet or tax retention lease, or (y) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). Notwithstanding the foregoing, Debt shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the ordinary course of business of such Person.

“Default Rate” shall mean a per annum rate of interest equal to the Revolving Interest Rate plus four percent (4%).

“Employee Plan” includes any pension, stock bonus, employee stock ownership plan, retirement, profit sharing, deferred compensation, stock option, bonus or other incentive plan, whether qualified or nonqualified, or any disability, medical, dental or other health plan, life insurance or other death benefit plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including those pension, profit-sharing and retirement plans of Borrower described from time to time in the financial statements of Borrower and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by Borrower or to which Borrower is a party or may have any liability or by which Borrower is bound.

“Environmental Laws” shall mean all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” shall mean any of the events or conditions which are set forth in Section 11 hereof.

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

“GCP Acquisitions” shall have the meaning set forth in Recital B. of this Agreement.

“Guarantor” shall mean American Land Lease, Inc., a Delaware corporation.

“Guaranty” shall have the meaning set forth in Section 3.1 hereof.

“Hazardous Substances” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

“Hedging Agreement” shall mean any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” shall mean, with respect to any Person, any liability of such Person under any Hedging Agreement.

“Indemnified Party” and “Indemnified Parties” shall mean, respectively, each of Lender and any parent corporation, Affiliate or Subsidiary of Lender, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, service marks and trademarks, and all registrations and applications for registration therefor and all licensees thereof, trade names, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Investment” shall mean, with respect to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business).

“Liabilities” shall mean at all times all liabilities of Borrower that would be shown as such on a balance sheet of Borrower prepared in accordance with GAAP.

“Lien” shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Loans” shall mean, collectively, all Revolving Loans made by Lender to Borrower under and pursuant to this Agreement.

“Loan Documents” shall mean each of the agreements, documents, instruments and certificates set forth in Section 3.1 hereof, and any and all such other instruments, documents, certificates and agreements from time to time executed and delivered by Borrower, Guarantor or any of their Subsidiaries for the benefit of Lender pursuant to any of the foregoing, and all amendments, restatements, supplements and other modifications thereto.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, business, properties, prospects, condition (financial or otherwise) or results of operations of Borrower taken as a whole, (b) a material impairment of the ability of Borrower to perform any of the Obligations under any of the Loan Documents, or (c) a material adverse effect on (i) any substantial portion of the Collateral, (ii) the legality, validity, binding effect or enforceability against Borrower of any of the Loan Documents, (iii) the perfection or priority of any Lien granted to Lender under any Loan Document, or (iv) the rights or remedies of Lender under any Loan Document.

“Merger” shall have the meaning set forth in Recital B. of this Agreement.

“Merger Agreement” shall have the meaning set forth in Recital B. of this Agreement.

“Merger Outside Date” shall mean June 1, 2009.

“Non-Excluded Taxes” shall have the meaning set forth in Section 2.4(a) hereof.

“Note” shall mean the Revolving Note.

“Obligations” shall mean the Loans, as evidenced by any Note, all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due Lender hereunder, any expenses incurred by Lender hereunder, including without limitation, all liabilities and obligations under this Agreement, under any other Loan Document, all Hedging Obligations of Borrower which are owed to Lender or any Affiliate of Lender, and any and all other liabilities and obligations owed by Borrower to Lender from time to time, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals, extensions, restatements or replacements of any of the foregoing.

“Obligor” shall mean Borrower, Guarantor, any accommodation endorser, third party pledgor, or any other party liable with respect to the Obligations.

“Organizational Identification Number” means, with respect to Borrower, the organizational identification number assigned to Borrower by the applicable governmental unit or agency of the jurisdiction of organization of Borrower.

“Other Taxes” shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents.

“Permitted Liens” shall mean (a) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law, and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of Borrower or materially impair the use thereof in the operation of Borrower’s business and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (c) Liens described on Schedule 9.2 as of the Closing Date; (d) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding Five Hundred Thousand and 00/100 Dollars ($500,000.00) arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and to the extent such judgments or awards do not constitute an Event of Default under Section 11.8 hereof; (e)

easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries; (f) subject to the limitation set forth in Section 9.1(g), Liens arising in connection with Capitalized Leases (and attaching only to the property being leased); (g) subject to the limitation set forth in Section 9.1(h), Liens that constitute purchase money security interests on any property securing Debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within twenty (20) days of the acquisition thereof and attaches solely to the property so acquired; and (h) Liens granted to Lender hereunder and under the Loan Documents.

“Person” shall mean any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

“Prime Rate” shall mean the floating per annum rate of interest which at any time, and from time to time, shall be most recently published as the “prime rate” in the Money Rates column (or the functional equivalent) of The Wall Street Journal, which rate is not necessarily intended to be the lowest or most favorable rate of interest charged by Lender or any other lender at any particular time. The effective date of any change in the Prime Rate shall for purposes hereof be the date the published “prime rate” is changed by The Wall Street Journal. If The Wall Street Journal fails or ceases to publish the “prime rate”, then Lender may, in its reasonable discretion, substitute any other written or electronic publication of the “prime rate”. Lender shall not be obligated to give notice of any change in the Prime Rate.

“Regulatory Change” shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending office.

“Revolving Interest Rate” shall mean a floating per annum rate of interest equal to the Prime Rate plus four percent (4%).

“Revolving Loan” and “Revolving Loans” shall mean, respectively, each direct advance and the aggregate of all such direct advances made by Lender to Borrower under and pursuant to this Agreement, as set forth in Section 2.1 of this Agreement.

“Revolving Loan Availability” shall mean, at any time, an amount equal to the Revolving Loan Commitment.

“Revolving Loan Commitment” shall mean Ten Million and 00/100 Dollars ($10,000,000.00).

“Revolving Loan Maturity Date” shall mean May 29, 2009, provided, however, that if the Merger is not consummated on or before the Merger Outside Date, then the Revolving Loan Maturity Date shall mean the Merger Outside Date.

“Revolving Loan Minimum Advance” shall mean One Hundred Thousand Dollars ($100,000.00).

“Revolving Note” shall mean a revolving note in the form prepared by and acceptable to Lender, dated as of the date hereof, in the amount of the Revolving Loan Commitment and maturing on the Revolving Loan Maturity Date, duly executed by Borrower and payable to the order of Lender, together with any and all renewal, extension, modification or replacement notes executed by Borrower and delivered to Lender and given in substitution therefor.

“Senior Debt” shall mean all Debt of Borrower and its Subsidiaries other than Subordinated Debt.

“Subordinated Debt” shall mean that portion of the Debt of Borrower which is subordinated to the Obligations in a manner satisfactory to Lender, including right and time of payment of principal and interest.

“Subsidiary” and “Subsidiaries” shall mean, respectively, with respect to any Person, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, joint ventures or other entities of which or in which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than fifty percent (50%) of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrower.

“Taxes” shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

“Total Debt” shall mean all Debt of Borrower and its Subsidiaries, determined on a consolidated basis, excluding (i) Contingent Liabilities (except to the extent constituting Contingent Liabilities in respect of the Debt of a Person other than Borrower or any Subsidiaries), (ii) Hedging Obligations, and (iii) Debt of Borrower to Subsidiaries and Debt of Subsidiaries to Borrower or to other Subsidiaries.

“UCC” shall mean the Uniform Commercial Code in effect in the state of Illinois from time to time.

“Unmatured Event of Default” shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

“Voidable Transfer” shall have the meaning set forth in Section 13.20 hereof.

“Wholly-Owned Subsidiary” shall mean any Subsidiary of which or in which Borrower owns, directly or indirectly, one hundred percent (100%) of the Capital Securities of such Subsidiary.

1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with sound accounting practices and GAAP as used in the preparation of the financial statements of Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, Borrower will furnish financial statements in accordance with such changes, but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by Borrower’s accountants.

1.3 Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.4 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Borrower” shall be so construed.

(b) Section and Schedule references are to this Agreement unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) The term “including” is not limiting, and means “including, without limitation”.

(d) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f) To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

(g) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

SECTION 2: COMMITMENT OF LENDER.

2.1 Revolving Loans.

(a) Revolving Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations, warranties, covenants and undertakings of Borrower set forth herein and in the other Loan Documents, Lender agrees to make such Revolving Loans at such times as Borrower may from time to time request upon not less than fifteen (15) Business Days’ prior written notice to Lender until, but not including, the Revolving Loan Maturity Date, and in such amounts as Borrower may from time to time request, provided, however, that (i) the aggregate principal balance of and accrued and unpaid interest under all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability, and (ii) the aggregate amount of Revolving Loans advanced by Lender to Borrower (without reduction for amounts repaid by Borrower) shall not exceed the Aggregate Revolving Loan Advance Limit, and (iii) unless otherwise approved by Lender in Lender’s sole and absolute discretion, the amount requested by Borrower at any one time shall not be less than the Revolving Loan Minimum Advance. Revolving Loans made by Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Revolving Loan Maturity Date unless the Revolving Loans are otherwise accelerated, terminated or extended as provided in this Agreement. The Revolving Loans shall be used by Borrower for the purpose of working capital.

(b) Revolving Loan Interest and Payments. Except as otherwise provided in this Section 2.1(b), the principal amount of the Revolving Loans outstanding from time to time shall bear interest at the applicable Revolving Interest Rate. Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time, shall be due and payable monthly, in arrears, commencing on the fifth (5th) day of the calendar month following the initial disbursement of Loan proceeds and continuing on the fifth (5th) day of each calendar month thereafter so long as any Revolving Loans are outstanding, and on the Revolving Loan Maturity Date. From and after maturity, or after the occurrence and during the continuation of an Event of Default, interest on the outstanding principal balance of the Revolving Loans, at the option of Lender, may accrue at the Default Rate and shall be payable upon demand from Lender.

(c) Revolving Loan Principal Payments.

(i) Revolving Loan Mandatory Payments. All Revolving Loans hereunder shall be repaid by Borrower on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceeds the Revolving Loan Availability, Borrower shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as are satisfactory to Lender as shall be necessary to eliminate such excess.

(ii) Optional Prepayments. Borrower may from time to time prepay the Revolving Loans, in whole or in part, without any prepayment penalty whatsoever, provided that any prepayment of the entire principal balance of the Revolving Loans shall include accrued interest on such Revolving Loans to the date of such prepayment.

2.2 Interest and Fee Computation; Collection of Funds. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by Borrower hereunder or under any Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. Notwithstanding anything to the contrary contained herein, the final payment due under any of the Loans must be made by wire transfer or other immediately available funds. All payments made by Borrower hereunder or under any of the Loan Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under any of the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any Person shall be made by Borrower free and clear of, and without deduction or withholding for, or account of, any taxes now or hereinafter imposed by any taxing authority.

2.3 Late Charge. If any payment of interest or principal due hereunder is not made within five (5) days after such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a “late charge” of five cents for each whole dollar so overdue to defray part of the cost of collection and handling such late payment. Borrower agrees that the damages to be sustained by Lender for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

2.4 Taxes.

(a) All payments made by Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on Lender as a result of a present or former connection between Lender and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (collectively, “Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that Borrower shall not be required to increase any such amounts payable to Lender with respect to any Non-Excluded Taxes that are attributable to Lender’s failure to comply with the requirements of subsection 2.4(c).

(b) Borrower shall pay any Other Taxes to the relevant governmental authority in accordance with applicable law.

(c) At the request of Borrower and at Borrower’s sole cost, Lender shall take reasonable steps to (i) contest its liability for any Non-Excluded Taxes or Other Taxes that have not been paid, or (ii) seek a refund of any Non-Excluded Taxes or Other Taxes that have been paid.

(d) Whenever any Non-Excluded Taxes or Other Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to Lender a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence or if any governmental authority seeks to collect a Non-Excluded Tax or Other Tax directly from Lender for any other reason, Borrower shall indemnify Lender on an after-tax basis for any incremental taxes, interest or penalties that may become payable by Lender.

(e) The agreements in this Section shall survive the satisfaction and payment of the Obligations and the termination of this Agreement.

2.5 All Loans to Constitute Single Obligation. The Loans shall constitute one general obligation of Borrower, and shall be secured by Lender’s priority security interest in and Lien upon all of the Collateral (if any) and by all other security interests, Liens, claims and encumbrances heretofore, now or at any time or times hereafter granted by Borrower and/or any Subsidiary to Lender.

SECTION 3: CONDITIONS OF BORROWING.

Notwithstanding any other provision of this Agreement, Lender shall not be required to disburse, make or continue all or any portion of the Loans, if any of the following conditions shall have occurred.

3.1 Loan Documents. Borrower shall have failed to execute and deliver to Lender any of the following Loan Documents, all of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:

(a) Loan Agreement. Two copies of this Agreement duly executed by Borrower.

(b) Revolving Note. A Revolving Note duly executed by Borrower, in the form prepared by and acceptable to Lender.

(c) Guaranty. A Continuing Unconditional Guaranty dated as of the date of this Agreement, executed by the Guarantor to and for the benefit of Lender, in the form prepared by and acceptable to Lender (the “Guaranty”).

(d) Organizational and Authorization Document. Copies of (i) the Articles of Incorporation and Bylaws, Certificate of Limited Partnership and Limited Partnership Agreement (or the equivalent) and all other organizational documents of Borrower and Guarantor and each of other Obligor; (ii) resolutions of the board of directors of ANL approving and authorizing (on its own behalf as Guarantor and as sole general partner of AIOP) the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby; (iii) signature and incumbency certificates of any Person(s) executing any Loan Documents on behalf of Borrower and/or Guarantor, each of which Borrower hereby certifies to be true and complete, and in full force and effect without modification, it being understood that Lender may conclusively rely on each such document and certificate until formally advised by Borrower of any changes therein; and (iv) good standing certificates from the State of Delaware for Borrower and Guarantor.

(e) Insurance. Evidence satisfactory to Lender of the existence of insurance required to be maintained pursuant to Section 8.6, together with evidence that Lender has been named as a lender’s loss payee on all related insurance policies.

(f) Additional Documents. Such other certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which are provided for hereunder or which Lender shall require.

3.2 Event of Default. Any Event of Default, or Unmatured Event of Default shall have occurred and be continuing.

3.3 Material Adverse Effect. The occurrence of any event having a Material Adverse Effect upon Borrower or Guarantor.

3.4 Litigation. Any litigation or governmental proceeding shall have been instituted against Borrower, Guarantor or any of its or their officers or shareholders or any Subsidiary having a Materially Adverse Effect upon Borrower or Guarantor.

3.5 Representations and Warranties. Any representation or warranty of Borrower contained herein or in any Loan Document shall be untrue or incorrect as of the date of any Loan as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

SECTION 4: NOTES EVIDENCING LOANS.

4.1 Revolving Note. The Revolving Loans shall be evidenced by the Revolving Note. At the time of the initial disbursement of a Revolving Loan and at each time any additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of Lender. All amounts recorded shall be, absent manifest error, conclusive and binding evidence of (i) the principal amount of the Revolving Loans advanced hereunder, (ii) any accrued and unpaid interest owing on the Revolving Loans, and (iii) all amounts repaid on the Revolving Loans. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of Borrower under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

SECTION 5: MANNER OF BORROWING.

5.1 Borrowing Procedures. Subject to Lender’s right to approve each request, each Loan shall be made available to Borrower upon any written, verbal, electronic, telephonic or telecopy loan request which Lender in good faith believes to emanate from a properly authorized representative of Borrower, whether or not that is in fact the case. Each such request shall be effective upon receipt by Lender, shall be irrevocable, and shall specify the date, amount and type of borrowing, and Borrower’s intended use of funds. A request for a direct advance must be received by Lender no later than 11:00 a.m. Chicago, Illinois time, at least fifteen (15) Business Days before the day it is to be funded. Lender shall have the right to approve or disapprove each request for such advance in Lender’s reasonable discretion. The proceeds of each direct advance shall be made available at the office of Lender by credit to the account of Borrower or by other means requested by Borrower and acceptable to Lender. Borrower does hereby irrevocably confirm, ratify and approve all such advances by Lender and does hereby indemnify Lender against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold Lender harmless with respect thereto.

5.2 Automatic Debit. In order to effectuate the timely payment of any of the Obligations when due, Borrower hereby authorizes and directs Lender, at Lender’s option with or without notice to Borrower, to make a Revolving Loan hereunder to pay the amount of the Obligations then due and payable (or any portion thereof).

5.3 Discretionary Disbursements. Lender, in its sole and absolute discretion, may immediately upon notice to Borrower, disburse any or all proceeds of the Loans made or available to Borrower pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by Borrower hereunder and not so paid. All monies so disbursed shall be a part of the Obligations, payable by Borrower on demand from Lender.

SECTION 6: SECURITY FOR THE OBLIGATIONS.

6.1 Security for Obligations. Except as expressly set forth in this Agreement to the contrary and as otherwise agreed by Borrower and Lender, the Loans shall be unsecured.

6.2 Financing Statements. If Lender shall receive and accept any Collateral for the Loans which is subject to the UCC, Borrower shall, at Lender’s request, at any time and from time to time, execute and deliver to Lender such financing statements, amendments and other documents and do such acts as Lender deems necessary in order to establish and maintain valid, attached and perfected first priority security interests in such Collateral in favor of Lender, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens. Borrower hereby irrevocably authorizes Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of Borrower that (a) indicate the Collateral (i) is comprised of all assets of Borrower or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any Organizational Identification Number issued to Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. Borrower hereby agrees that a photocopy or other reproduction of this Agreement is sufficient for filing as a financing statement and Borrower authorizes Lender to file this Agreement as a financing statement in any jurisdiction. Borrower agrees to furnish any such information to Lender promptly upon request. Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by Lender in any jurisdiction prior to the date of this Agreement. In addition, Borrower shall make appropriate entries on its books and records disclosing Lender’s security interests in the Collateral.

6.3 Letter-of-Credit Rights. If Borrower at any time is a beneficiary under a letter of credit now or hereafter issued in favor of Borrower, Borrower shall promptly notify Lender thereof and, at the request and option of Lender, Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit, or (ii) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Agreement.

SECTION 7: REPRESENTATIONS AND WARRANTIES.

To induce Lender to make the Loans, Borrower makes the following representations and warranties to Lender, each of which shall survive the execution and delivery of this Agreement:

7.1 Borrower Organization and Name. ANL is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate power to carry on and conduct its business as presently conducted. AIOP is a limited partnership duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate power to carry on and conduct its business as presently conducted. Each Subsidiary of Borrower is validly existing and in good standing under the laws of the jurisdiction of its organization, with full and adequate power to carry on and conduct its business as presently conducted. Borrower and each Subsidiary is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing. ANL’s Organizational Identification Number is 3021861 and AIOP’s Organizational Identification Number is 2744734. The exact legal name of Borrower is as set forth in the introductory paragraph of this Agreement, and Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name.

7.2 Authorization. Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the other Loan Documents. Guarantor has full right, power and authority to enter into and deliver the Guarantor and to perform all of its duties and obligations thereunder. The execution and delivery of this Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation and bylaws of ANL or the certificate of limited partnership and limited partnership agreement of AIOP. All necessary and appropriate action has been taken on the part of Borrower and Guarantor to authorize the execution and delivery of this Agreement and the Loan Documents.

7.3 Validity and Binding Nature. This Agreement and the other Loan Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity. The Guaranty constitutes the valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

7.4 Consent; Absence of Breach. The execution, delivery and performance of this Agreement, the other Loan Documents and any other documents or instruments to be executed and delivered by Borrower and Guarantor in connection with the Loans, and the borrowings by Borrower hereunder, do not and will not (a) require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the organizational documents of Borrower, Guarantor or any of their Subsidiaries, or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Borrower, Guarantor or any of their Subsidiaries or any of their respective properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of Borrower, Guarantor or any of their Subsidiaries, other than Liens in favor of Lender created pursuant to this Agreement.

7.5 Ownership of Properties; Liens. Borrower is the sole owner all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Permitted Liens.

7.6 Equity Ownership. All issued and outstanding Capital Securities of Borrower and each of its Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of Lender, if any, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. As of the date hereof, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of Borrower and each of its Subsidiaries.

7.7 Intellectual Property. Borrower owns and possesses or has a license or other right to use all Intellectual Property, as are necessary for the conduct of the businesses of Borrower, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect upon Borrower, and no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property nor does Borrower know of any valid basis for any such claim.

7.8 Financial Statements. All financial statements submitted to Lender with respect to Borrower and Guarantor have been prepared in accordance with sound accounting practices and GAAP on a basis, except as otherwise noted therein, consistent with the previous fiscal year and present fairly the financial condition of Borrower and Guarantor and the results of the operations for Borrower and Guarantor as of such date and for the periods indicated. Since the date of the most recent financial statements submitted by Borrower and Guarantor to Lender, there has been no change in the financial condition or in the assets or liabilities of Borrower or Guarantor having a Material Adverse Effect on Borrower or Guarantor.

7.9 Litigation and Contingent Liabilities. There is no litigation, arbitration proceeding, demand, charge, claim, petition or governmental investigation or proceeding pending, or threatened, against Borrower or Guarantor, which, if adversely determined, which might reasonably be expected to have a Material Adverse Effect upon Borrower or Guarantor, except as set forth in Schedule 7.9. Other than any liability incident to such litigation or proceedings, neither Borrower nor Guarantor has any material guarantee obligations, contingent liabilities, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not fully-reflected or fully reserved for in the most recent audited financial statements delivered pursuant to subsection 8.8(a) or fully-reflected or fully reserved for in the most recent quarterly financial statements delivered pursuant to subsection 8.8(b) and not permitted by Section 9.1.

7.10 Event of Default. No Event of Default or Unmatured Event of Default exists or would result from the incurrence by Borrower or Guarantor of any of the Obligations hereunder or under any of the other Loan Document, and Borrower is not in default (without regard to grace or cure periods) under any other contract or agreement to which it is a party.

7.11 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which (a) would have a Material Adverse Effect upon Borrower or Guarantor, or (b) would constitute an Event of Default or an Unmatured Event of Default.

7.12 Environmental Laws and Hazardous Substances. Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Substances, on or off any of the premises of Borrower (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder. Borrower will comply in all material respects with all Environmental Laws and will obtain all licenses, permits certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or, to the best of Borrower’s knowledge, threatened, and Borrower shall immediately notify Lender upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice, and shall take prompt and appropriate actions to respond thereto, with respect to any non-compliance with, or violation of, the requirements of any Environmental Law by Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material or any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Substances. Borrower has no material liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Substances or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material. Borrower further agrees to allow Lender or its agent access to the properties of Borrower and its Subsidiaries to confirm compliance with all Environmental Laws, and Borrower shall, following determination by Lender that there is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any non-compliance, with any Environmental Law, at Borrower’s sole expense, cause an independent environmental engineer acceptable to Lender to conduct such tests of the relevant site as are appropriate, and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof.

7.13 Solvency, etc. As of the date hereof, and immediately prior to and after giving effect to each Loan hereunder and the use of the proceeds thereof, (a) the fair value of Borrower’s assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated as required under the Section 548 of the Bankruptcy Code, (b) the present fair saleable value of Borrower’s assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) Borrower is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) Borrower is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

7.14 ERISA Obligations. All Employee Plans of Borrower and Guarantor meet the minimum funding standards of Section 302 of ERISA and 412 of the Internal Revenue Code where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies. Borrower and Guarantor have promptly paid and discharged all obligations and liabilities arising under the Employee Retirement Income Security Act of 1974 (“ERISA”) of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

7.15 Labor Relations. Except as could not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes, lockouts or other labor disputes against Borrower or threatened, (ii) hours worked by and payment made to employees of Borrower have not been in violation of the Fair Labor Standards Act or any other applicable law, and (ii) no unfair labor practice complaint is pending against Borrower or threatened before any governmental authority.

7.16 Lending Relationship. The relationship hereby created between Borrower and Lender is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists, and Borrower has not relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loans.

7.17 Business Loan. The Loans, including interest rate, fees and charges as contemplated hereby, (i) are business loans within the purview of 815 ILCS 205/4(1)(c), as amended from time to time, (ii) are an exempted transaction under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (iii) do not, and when disbursed shall not, violate the provisions of the Illinois usury laws, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, Borrower, Guarantor or any Collateral securing the Loans.

7.18 Taxes. Borrower and Guarantor have each timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes, governmental charges and assessments due and payable with respect to such returns, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, are insured against or bonded over to the satisfaction of Lender and the contesting of such payment does not create a Lien on the Collateral which is not a Permitted Lien. There is no controversy or objection pending, or threatened in respect of any tax returns of Borrower or Guarantor. Borrower and Guarantor have each made adequate reserves on its books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable.

7.19 Compliance with Regulation U. No portion of the proceeds of the Loans shall be used by Borrower, or any Affiliate of Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System or any successor thereto.

7.20 Governmental Regulation. Borrower, Guarantor and their Subsidiaries are not, or after giving effect to any loan, will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the ICC Termination Act of 1995 or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

7.21 Place of Business. The principal place of business and books and records of Borrower is set forth in the preamble to this Agreement, and Borrower shall promptly notify Lender of any change in such location.

7.22 Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by Borrower and Guarantor to Lender for purposes of, or in connection with, this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Borrower or Guarantor to Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Lender that any projections and forecasts provided by Borrower and Guarantor are based on good faith estimates and assumptions believed by Borrower and Guarantor to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

SECTION 8: AFFIRMATIVE COVENANTS.

8.1 Compliance with Lender Regulatory Requirements; Increased Costs. If Lender shall reasonably determine that any Regulatory Change, or compliance by Lender or any Person controlling Lender with any request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency has or would have the effect of reducing the rate of return on Lender’s or such controlling Person’s capital as a consequence of Lender’s obligations hereunder to a level below that which Lender or such controlling Person could have achieved but for such Regulatory Change or compliance (taking into consideration Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by Lender or such controlling Person to be material or would otherwise reduce the amount of any sum received or receivable by Lender under this Agreement or under any Note with respect thereto, then from time to time, upon demand by Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Borrower shall pay directly to Lender or such controlling Person such additional amount as will compensate Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty days (180) days prior to the date on which Lender first made demand therefor.

8.2 Borrower Existence. Borrower shall at all times (a) preserve and maintain its existence and good standing in the jurisdiction of its organization, (b) preserve and maintain its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and (c) continue as a going concern in the business which Borrower is presently conducting. If Borrower does not have an Organizational Identification Number and later obtains one, Borrower shall promptly notify Lender of such Organizational Identification Number.

8.3 Compliance With Laws. Borrower shall use the proceeds of the Loans for working capital and other general corporate or business purposes not in contravention of any requirements of law and not in violation of this Agreement, and shall comply, and cause each Subsidiary to comply, in all respects, including the conduct of its business and operations and the use of its properties and assets, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect. In addition, and without limiting the foregoing sentence, Borrower shall (a) ensure, and cause each Subsidiary to ensure, that no person who owns a controlling interest in or otherwise controls Borrower or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Lender Secrecy Act (“BSA”) laws and regulations, as amended.

8.4 Payment of Taxes and Liabilities. Borrower shall pay, and cause each Subsidiary to pay, and discharge, prior to delinquency and before penalties accrue thereon, all property and other taxes, and all governmental charges or levies against it or any of the Collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require Borrower or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any of the Collateral, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim.

8.5 Maintain Property. Borrower shall at all times maintain, preserve and keep its plant, properties and equipment, including the Collateral (if any), in good repair, working order and condition, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. Borrower shall permit Lender to examine and inspect such plant, properties and Equipment, including any Collateral, at all reasonable times.

8.6 Maintain Insurance. Borrower shall at all times maintain, and cause each Subsidiary to maintain, with insurance companies reasonably acceptable to Lender, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, including employers’, public and professional liability risks, as is customarily maintained by companies similarly situated, and shall have insured amounts no less than, and deductibles no higher than, are reasonably acceptable to Lender. Borrower shall furnish to Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by Borrower, which shall be reasonably acceptable in all respects to Lender. Borrower shall cause each issuer of an insurance policy to provide Lender with an endorsement (i) showing Lender as lender’s loss payee with respect to each policy of property or casualty insurance; and (ii) providing that thirty (30) days notice will be given to Lender prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy. Borrower shall execute and deliver to Lender a collateral assignment, in form and substance satisfactory to Lender, of each business interruption insurance policy maintained by Borrower.

In the event Borrower either fails to provide Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto, which Lender deems advisable. This insurance coverage (a) may, but need not, protect Borrower’s interests in such property, including the Collateral, and (b) may not pay any claim made by, or against, Borrower in connection with such property, including the Collateral. Borrower may later cancel any such insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained the insurance coverage required by this Section. If Lender purchases insurance for the Collateral, Borrower will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the principal amount of the Loans owing hereunder. The costs of the insurance may be more than the cost of the insurance Borrower may be able to obtain on its own.

8.7 ERISA Liabilities; Employee Plans. Borrower shall (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to Borrower; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA; including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Lender immediately upon receipt by Borrower of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Lender of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

8.8 Financial Statements. Borrower shall at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, and shall prepare and furnish to Lender or its authorized representatives such financial reports and statements, budgets, information regarding the business affairs, operations and financial condition of Borrower and Guarantor as Lender may reasonably request from time to time upon not less than thirty (30) days’ prior written notice to Borrower. No change with respect to such accounting principles shall be made by Borrower without giving prior notification to Lender. Borrower represents and warrants to Lender that the financial statements and related information delivered to Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of Borrower. Lender shall have the right at all times during business hours to inspect the books and records of Borrower and make extracts therefrom.

8.9 Covenant Compliance Certificate. Borrower shall, concurrently with the furnishing of the financial statements pursuant to Section 8.8, deliver to Lender a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by an appropriate officer of Borrower, stating that Borrower has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such Event of Default or Unmatured Event of Default describing it and the steps, if any, being taken to cure it.

8.10 Other Reports. Borrower shall, within such period of time as Lender may specify, deliver to Lender such other schedules and reports as Lender may require.

8.11 Collateral Records. Borrower shall keep full and accurate books and records relating to the Collateral (if any) and shall mark such books and records to indicate Lender’s Lien in the Collateral.

8.12 Intellectual Property. Borrower shall maintain, preserve and renew all Intellectual Property necessary for the conduct of its business as and where the same is currently located as heretofore or as hereafter conducted by it.

8.13 Notice of Proceedings. Borrower, promptly upon becoming aware, shall give written notice to Lender of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Borrower to Lender which has been instituted or, to the knowledge of Borrower, is threatened against Borrower or any of its Subsidiaries or to which any of their respective properties is subject which might reasonably be expected to have a Material Adverse Effect.

8.14 Notice of Event of Default or Material Adverse Effect. Borrower shall, immediately after the commencement thereof, give notice to Lender in writing of the occurrence of any Event of Default or any Unmatured Event of Default, or the occurrence of any condition or event having a Material Adverse Effect.

8.15 Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of Borrower or any of its Subsidiaries, Borrower shall, or shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, Borrower shall, and shall cause each Subsidiary to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of Borrower or any Subsidiary of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, Borrower shall, and shall cause its Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

8.16 Further Assurances. Borrower shall take, and cause each Subsidiary to take, such actions as are necessary or as Lender may reasonably request from time to time to ensure that the Obligations under the Loan Documents are secured by substantially all of the assets of Borrower and its Subsidiaries, in each case as Lender may determine, including (a) the execution and delivery of security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing, and (b) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession.

8.17 Non-Utilization Fee. Borrower agrees to pay to Lender a non-utilization fee equal to one-tenth of one percent of the total of (a) the Revolving Loan Commitment, minus (b) the daily average of the aggregate principal amount of all Revolving Loans outstanding, which non- utilization fee shall be (A) calculated on the basis of a year consisting of 360 days, (B) paid for the actual number of days elapsed, and (C) payable quarterly in arrears on the last day of each March, June, September and December, commencing on March 31, 2009, and on the Revolving Loan Maturity Date.

8.18 Placement Fee. Borrower shall pay to Lender concurrently with the execution and delivery of this Agreement, a fee for making the Revolving Loans, in the amount of $75,000 (the “Placement Fee”). The Placement Fee is deemed fully earned upon the Lender’s execution and delivery of this Agreement and is nonrefundable.

SECTION 9: NEGATIVE COVENANTS.

9.1 Debt. Borrower shall not, either directly or indirectly, create, assume, incur or have outstanding any Debt (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a) the Obligations under this Agreement and the other Loan Documents;

(b) obligations of Borrower for Taxes, assessments, municipal or other governmental charges;

(c) obligations of Borrower for accounts payable, other than for money borrowed, which are incurred in the ordinary course of business and which in any event are paid in full on or before the date due;

(d) Subordinated Debt;

(e) Rental obligations under Capital Leases, provided that the aggregate amount of all such Debt outstanding at any time shall not exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00) in the aggregate;

(f) [Intentionally Omitted];

(g) Debt described on Schedule 9.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

(h) other unsecured Debt, in addition to the Debt listed above, in an aggregate amount outstanding at any time not to exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00).

9.2 Encumbrances. Borrower shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of Borrower, whether owned at the date hereof or hereafter acquired, except for Permitted Liens.

9.3 Investments. Borrower shall not, either directly or indirectly, make or have outstanding any Investment, except:

(a) contributions by Borrower to the capital of any Subsidiary;

(b) Investments constituting Debt permitted by Section 9.1;

(c) Contingent Liabilities constituting Debt permitted by Section 9.1 or Liens permitted by Section 9.2;

(d) Cash Equivalent Investments;

(e) bank deposits in the ordinary course of business;

(f) Investments listed on Schedule 9.3 as of the Closing Date.

provided, however, that (i) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (ii) no Investment otherwise permitted by subsections (b) or (c) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

9.4 Transfer; Merger; Sales. Except for the transactions expressly contemplated by the Merger Agreement, Borrower shall not and shall not permit any Subsidiary to, whether in one transaction or a series of related transactions, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person, except for (i) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into Borrower or into any other domestic Wholly-Owned Subsidiary; (ii) any such purchase or other acquisition by Borrower or any domestic Wholly-Owned Subsidiary of the assets or equity interests of any Wholly-Owned Subsidiary, (b) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary), except for sales of Inventory in the ordinary course of business, or (c) sell or assign, with or without recourse, any receivables.

9.5 Issuance of Capital Securities. Borrower shall not and shall not permit any Subsidiary to issue any Capital Securities.

9.6 Transactions with Affiliates. Borrower shall not, directly or indirectly, enter into or permit to exist any transaction with any of its Affiliates or with any director, officer or employee of Borrower other than transactions in the ordinary course of, and pursuant to the reasonable requirements of, the business of Borrower and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of Borrower.

9.7 Unconditional Purchase Obligations. Borrower shall not and shall not permit any Subsidiary to enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

9.8 Cancellation of Debt. Borrower shall not, and shall not permit any Subsidiary to, cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business.

9.9 Inconsistent Agreements. Borrower shall not and shall not permit any Subsidiary to enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by Borrower or any Subsidiary of any of its Obligations hereunder or under any other Loan Document, (b) prohibit Borrower or any Subsidiary from granting to Lender a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to Borrower or any other Subsidiary, or pay any Debt owed to Borrower or any other Subsidiary, (ii) make loans or advances to Borrower or any other Subsidiary, or (iii) transfer any of its assets or properties to Borrower or any other Subsidiary, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, and (C) customary provisions in leases and other contracts restricting the assignment thereof.

9.10 Use of Proceeds. Neither Borrower nor any of its Subsidiaries or Affiliates shall use any portion of the proceeds of the Loans, either directly or indirectly, for any purpose other than the purpose expressly permitted hereunder.

9.11 Business Activities; Change of Legal Status and Organizational Documents. Borrower shall not and shall not permit any Subsidiary to (a) engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto, (b) change its name, its Organizational Identification Number, if it has one, its type of organization, its jurisdiction of organization or other legal structure, or (b) permit its charter, bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of Lender.

SECTION 10: FINANCIAL COVENANTS. [Intentionally Omitted].

SECTION 11: EVENTS OF DEFAULT.

Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”).

11.1 Nonpayment of Obligations. Any amount due and owing on any Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid when due.

11.2 Misrepresentation. Any warranty, representation, certificate or statement of any Obligor in this Agreement, the other Loan Documents or any other agreement with Lender is or shall be false when made or at any time thereafter, or if any financial data or any other information now or hereafter furnished to Lender by or on behalf of any Obligor shall prove to be false, inaccurate or misleading in any material respect.

11.3 Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement, or in the other Loan Documents or any other agreement with Lender.

11.4 Default under Loan Documents. A default under any of the other Loan Documents, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Agreement by express reference, shall be and constitute an Event of Default under this Agreement and any other of the Obligations.

11.5 Default under Other Debt. Any default by any Obligor in the payment of any Debt for any other obligation beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity or terminate such other agreement.

11.6 Merger Agreement and Other Material Obligations. Any default or Event of Default by Borrower under the Merger Agreement; or any default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Obligor with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

11.7 Bankruptcy, Insolvency, etc. Any Obligor becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Obligor applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Obligor or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Obligor or for a substantial part of the property of any thereof; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Obligor; or any Obligor takes any action to authorize, or in furtherance of, any of the foregoing.

11.8 Judgments. The entry of any final judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against any Obligor which is not fully covered by insurance.

11.9 Change in Control. The occurrence of any Change in Control.

11.10 Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any deterioration or impairment of any of the Collateral or any of the collateral under any security agreement securing any of the Obligations, or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of Lender acting in good faith, to become unsatisfactory as to value or character, or which causes Lender to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by Borrower to do any act deemed necessary by Lender to preserve and maintain the value and collectability of the Collateral.

11.11 Material Adverse Effect. The occurrence of any development, condition or event which has a Material Adverse Effect on Borrower or Guarantor.

11.12 Guaranty. There is a discontinuance or renouncement by Guarantor of the Guaranty, or Guarantor shall contest the validity of the Guaranty.

11.13 Subordinated Debt. The subordination provisions of any Subordinated Debt shall for any reason be revoked or invalid or otherwise cease to be in full force and effect. Borrower shall contest in any manner, or any other holder thereof shall contest in any judicial proceeding, the validity or enforceability of the Subordinated Debt or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by the subordination provisions of the Subordinated Debt.

SECTION 12: REMEDIES.

Upon the occurrence of an Event of Default, Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Lender may, at its option upon the occurrence of an Event of Default, declare its commitments to Borrower to be terminated and all Obligations to be immediately due and payable, provided, however, that upon the occurrence of an Event of Default under Section 11.7, all commitments of Lender to Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Lender. Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Obligor or any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary.

12.1 Possession and Assembly of Collateral. Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which Lender already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of Borrower’s premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and Lender shall have the right to store and conduct a sale of the same in any of Borrower’s premises without cost to Lender. At Lender’s request, Borrower will, at Borrower’s sole expense, assemble the Collateral and make it available to Lender at a place or places to be designated by Lender which is reasonably convenient to Lender and Borrower.

12.2 Sale of Collateral. Lender may sell any or all of the Collateral at public or private sale, upon such terms and conditions as Lender may deem proper, and Lender may purchase any or all of the Collateral at any such sale. Borrower acknowledges that Lender may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. Borrower consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Lender may apply the net proceeds, after deducting all costs, expenses, attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of any Note and/or any of the other Obligations, returning the excess proceeds, if any, to Borrower. Borrower shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by Lender at least ten (10) calendar days before the date of such disposition. Borrower hereby confirms, approves and ratifies all acts and deeds of Lender relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against Lender or its representatives, by reason of taking, selling or collecting any portion of the Collateral. Borrower consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as Lender shall deem appropriate. Borrower expressly absolves Lender from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement.

12.3 Standards for Exercising Remedies. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including any warranties of title, (k) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

12.4 UCC and Offset Rights. Lender may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and Lender, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys’ and paralegals’ fees, and in such order of application as Lender may, from time to time, elect, any indebtedness of Lender to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to Lender. Borrower, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit Lender in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from Lender to any Obligor.

12.5 Additional Remedies. Lender shall have the right and power to:

(a) instruct Borrower, at its own expense, to notify any parties obligated on any of the Collateral, including any Account Debtors, to make payment directly to Lender of any amounts due or to become due thereunder, or Lender may directly notify such obligors of the security interest of Lender, and/or of the assignment to Lender of the Collateral and direct such obligors to make payment to Lender of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b) enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral,

or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d) extend, renew or modify for one or more periods (whether or not longer than the original period) any Note, any other of the Obligations, any obligation of any nature of any other obligor with respect to any Note or any of the Obligations;

(e) grant releases, compromises or indulgences with respect to any Note, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to any Note or any of the Obligations;

(f) transfer the whole or any part of securities which may constitute Collateral into the name of Lender or Lender’s nominee without disclosing, if Lender so desires, that such securities so transferred are subject to the security interest of Lender, and any corporation, association, or any of the managers or trustees of any trust issuing any of such securities, or any transfer agent, shall not be bound to inquire, in the event that Lender or such nominee makes any further transfer of such securities, or any portion thereof, as to whether Lender or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

(g) vote the Collateral (if any);

(h) make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of Lender as set forth herein shall not, in any manner whatsoever, impair or affect the liability of Borrower hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive Lender’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, Borrower, any guarantor or other Person liable to Lender for the Obligations; and

(i) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or Lender’s rights hereunder, under any Note or under any of the other Obligations.

Borrower hereby ratifies and confirms whatever Lender may do with respect to the Collateral and agrees that Lender shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

12.6 Attorney-in-Fact. Borrower hereby irrevocably makes, constitutes and appoints Lender (and any officer of Lender or any Person designated by Lender for that purpose) as Borrower’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in Borrower’s name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Agreement, (ii) execute such financing statements and other documents and to do such other acts as Lender may require to perfect and preserve Lender’s security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this Agreement, including endorsing Borrower’s name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of Borrower, changing the address of Borrower to that of Lender, opening all envelopes addressed to Borrower and applying any payments contained therein to the Obligations. Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. Borrower hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

12.7 No Marshaling. Lender shall not be required to marshal any present or future collateral security (including this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Lender’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Borrower hereby irrevocably waives the benefits of all such laws.

12.8 Application of Proceeds. Lender will within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. Lender shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon Borrower. Any proceeds of any disposition by Lender of all or any part of the Collateral may be first applied by Lender to the payment of expenses incurred by Lender in connection with the Collateral, including attorneys’ fees and legal expenses as provided for in Section 13 hereof.

12.9 No Waiver. No Event of Default shall be waived by Lender except in writing. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of Lender to exercise any remedy available to Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Borrower agrees that in the event that Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with Lender, no remedy of law will provide adequate relief to Lender, and further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 13: MISCELLANEOUS.

13.1 Obligations Absolute. None of the following shall affect the Obligations of Borrower to Lender under this Agreement or Lender’s rights with respect to the Collateral:

(a) acceptance or retention by Lender of other property or any interest in property as security for the Obligations;

(b) release by Lender of any Obligor or all or any part of the Collateral or of any party liable with respect to the Obligations;

(c) release, extension, renewal, modification or substitution by Lender of any Note, or any note evidencing any of the Obligations, or the compromise of the liability of any Obligor with respect to the Obligations; or

(d) failure of Lender to resort to any other security or to pursue Borrower or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

13.2 Entire Agreement. This Agreement and the other Loan Documents (i) are valid, binding and enforceable against Borrower and Lender in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of Borrower and Lender. No promises, either expressed or implied, exist between Borrower and Lender, unless contained herein or therein. This Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents are the result of negotiations among Lender, Borrower and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed more strictly against Lender merely because of Lender’s involvement in their preparation.

13.3 Amendments; Waivers. No delay on the part of Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.4 WAIVER OF DEFENSES. THE BORROWER, ON BEHALF OF ITSELF AND ANY GUARANTOR OF ANY OF THE OBLIGATIONS, WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY LENDER IN ENFORCING THIS AGREEMENT. PROVIDED LENDER ACTS IN GOOD FAITH, THE BORROWER RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

13.5 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.6 WAIVER OF JURY TRIAL. LENDER AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH LENDER AND THE BORROWER ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

13.7 Assignability. Lender may at any time assign Lender’s rights in this Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer Lender’s rights in any or all of the Collateral, and Lender thereafter shall be relieved from all liability with respect to such Collateral. In addition, Lender may at any time sell one or more participations in the Loans. Borrower may not sell or assign this Agreement, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender. This Agreement shall be binding upon Lender and Borrower and their respective legal representatives and successors. All references herein to Borrower shall be deemed to include any successors, whether immediate or remote.

13.8 Confirmations. Borrower and Lender agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loans then outstanding under such Note.

13.9 Binding Effect. This Agreement shall become effective upon execution by Borrower and Lender. If this Agreement is not dated or contains any blanks when executed by Borrower, Lender is hereby authorized, without notice to Borrower, to date this Agreement as of the date when it was executed by Borrower, and to complete any such blanks according to the terms upon which this Agreement is executed.

13.10 Governing Law. This Agreement, the Loan Documents and any Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Illinois (but giving effect to federal laws applicable to national banks) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

13.11 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13.12 Survival of Borrower Representations. All covenants, agreements, representations and warranties made by Borrower herein shall, notwithstanding any investigation by Lender, be deemed material and relied upon by Lender and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of any Note, and shall be deemed to be continuing representations and warranties until such time as Borrower has fulfilled all of its Obligations to Lender, and Lender has been indefeasibly paid in full in cash. Lender, in extending financial accommodations to Borrower, is expressly acting and relying on the aforesaid representations and warranties.

13.13 Extensions of Lender’s Commitment. This Agreement shall secure and govern the terms of (i) any extensions or renewals of Lender’s commitment hereunder, and (ii) any replacement note executed by Borrower and accepted by Lender in its sole and absolute discretion in substitution for any Note.

13.14 Time of Essence. Time is of the essence in making payments of all amounts due Lender under this Agreement and in the performance and observance by Borrower of each covenant, agreement, provision and term of this Agreement.

13.15 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by Lender shall be deemed to be originals thereof.

13.16 Notices. Except as otherwise provided herein, Borrower waives all notices and demands in connection with the enforcement of Lender’s rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing and addressed as follows:

To Borrower or Guarantor:	29399 U.S. Highway 19N.
Suite 320
Clearwater, FL 33761
Attention: Shannon Smith

To Lender:	c/o Green Courte Partners, LLC
560 Oakwood Avenue, Suite 100
Lake Forest, Illinois 60045
Attention: James Goldman

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. All notices addressed as above shall be deemed to have been properly given (i) if served in person, upon acceptance or refusal of delivery; (ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) day following the day such notice is deposited in any post office station or letter box; or (iii) if sent by recognized overnight courier, on the first (1st) day following the day such notice is delivered to such carrier. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

13.17 Release of Claims Against Lender. In consideration of Lender making the Loans, Borrower and all other Obligors do each hereby release and discharge Lender of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which any Obligor may have against Lender from the date of their respective first contact with Lender until the date of this Loan Agreement, including any claim arising from any reports (environmental reports, surveys, appraisals, etc.) prepared by any parties hired or recommended by Lender. Borrower and all other Obligors confirm to Lender that they have reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Agreement and the Loan Documents and do each acknowledge and agree that Lender is relying upon this release in extending the Loans to Borrower.

13.18 Costs, Fees and Expenses. Borrower shall pay or reimburse Lender for all reasonable costs, fees and expenses incurred by Lender or for which Lender becomes obligated in connection with the negotiation, preparation, consummation, collection of the Obligations or enforcement of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), or during any workout, restructuring or negotiations in respect thereof, including reasonable consultants’ fees and attorneys’ fees and time charges of counsel to Lender, which shall also include attorneys’ fees and time charges of attorneys who may be employees of Lender or any Affiliate of Lender, plus costs and expenses of such attorneys or of Lender; search fees, costs and expenses; and all taxes payable in connection with this Agreement or the other Loan Documents, whether or not the transaction contemplated hereby shall be consummated. In furtherance of the foregoing, Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Agreement, any Note and the other Loan Documents to be delivered hereunder, and agrees to save and hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by Borrower to Lender pursuant to this Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by Borrower to Lender on demand. If at any time or times hereafter Lender: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the other Loan Documents, (ii) to represent Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by Lender, Borrower, or any other Person) in any way or respect relating to this Agreement, the other Loan Documents or Borrower’s business or affairs, or (iii) to enforce any rights of Lender against Borrower or any other Person that may be obligated to Lender by virtue of this Agreement or the other Loan Documents; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of Lender’s rights or remedies under the Agreement or the other Loan Documents, the costs and expenses incurred by Lender in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by Borrower to Lender on demand.

13.19 Indemnification. Borrower agrees to defend (with counsel satisfactory to Lender), protect, indemnify, exonerate and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of any Indemnified Party), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including securities laws, Environmental Laws, commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of Lender’s rights and remedies under this Agreement, the Loan Documents, any Note, any other instruments and documents delivered hereunder, or under any other agreement between Borrower and Lender; provided, however, that Borrower shall not have any obligations hereunder to any Indemnified Party with respect to matters determined by a court of competent jurisdiction by final and nonappealable judgment to have been caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by Borrower, shall be added to the Obligations of Borrower and be secured by the Collateral. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

13.20 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Obligor or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender, the Obligations shall automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

13.21 Joint and Several Obligations. If Borrower is comprised of more than one Person, then each Person comprising Borrower shall be jointly and severally liable for all Obligations of Borrower hereunder and under the other Loan Documents.

13.22 Customer Identification - USA Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Lender to identify Borrower in accordance with the Act.

IN WITNESS WHEREOF, Borrower and Lender have executed this Revolving Credit Agreement as of the date first above written.

BORROWER:

ASSET INVESTORS OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:	American Land Lease, Inc., its general partner

	By:	/s/ Marnie Helfand
	Name:	Marnie Helfand
	Title:	Vice President

LENDER:

GCP CAPITAL II, LLC, a Delaware limited liability company

By:	/s/ James R. Goldman
Name:	James R. Goldman
Title:	President

ACKNOWLEDGED AND AGREED TO

BY GUARANTOR:

AMERICAN LAND LEASE, INC., a Delaware corporation

By:	/s/ Marnie Helfand
Name:	Marnie Helfand
Title:	Vice President

Credit Agreement Signature Page